NATURAL GAS PURCHASE AGREEMENT

                                between

                    Energy Marketing Service, Inc.,

                                  and

                      Tatum Petroleum Corporation

                                             23876-001 -iii
                                             084-kls
                                             0901931143a
                                             DWA







                              EXHIBIT 10.1

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                           Table of Contents
                           -----------------
Recitals . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1

Article 1. Definitions; Exhibits . . . . . . . . . . . . . . . . .        1
   Section 1.01. Definitions . . . . . . . . . . . . . . . . . . .        1
     Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .        1
     Anniversary Date. . . . . . . . . . . . . . . . . . . . . . .        1
     Btu . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1
     Commencement Date . . . . . . . . . . . . . . . . . . . . . .        1
     Contract Price. . . . . . . . . . . . . . . . . . . . . . . .        1
     Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1
     Dekatherm (Dth) . . . . . . . . . . . . . . . . . . . . . . .        2
     Delivery Points . . . . . . . . . . . . . . . . . . . . . . .        2
     FERC. . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2
     Gas . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2
     Initial Term. . . . . . . . . . . . . . . . . . . . . . . . .        2
     Mcf . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2
     MMBtu . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2
     Month . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2
     Renewal Term. . . . . . . . . . . . . . . . . . . . . . . . .        2
     Subject Wells . . . . . . . . . . . . . . . . . . . . . . . .        2
     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2
     Transporter . . . . . . . . . . . . . . . . . . . . . . . . .        2
     Transporter's Requirements. . . . . . . . . . . . . . . . . .        3
   Section 1.02. Exhibits. . . . . . . . . . . . . . . . . . . . .        3
     A  Term Sheet . . . . . . . . . . . . . . . . . . . . . . . .        3
     B Notices to Seller . . . . . . . . . . . . . . . . . . . . .        3

Article 2. Term. . . . . . . . . . . . . . . . . . . . . . . . . .        3
   Section 2.01. Term. . . . . . . . . . . . . . . . . . . . . . .        3
   Section 2.02. Termination . . . . . . . . . . . . . . . . . . .        3

Article 3. Sale and Purchase of Gas. . . . . . . . . . . . . . . .        4
   Section 3.01. Agreement To Sell and To Purchase . . . . . . . .        4
   Section 3.02. Incorporation of Transporter's
     Requirements. . . . . . . . . . . . . . . . . . . . . . . . .        4
   Section 3.03. Quality . . . . . . . . . . . . . . . . . . . . .        4
   Section 3.04. Measurement . . . . . . . . . . . . . . . . . . .        5

Article 4. Delivery; Title . . . . . . . . . . . . . . . . . . . .        5
   Section 4.01. Pressure. . . . . . . . . . . . . . . . . . . . .        5
   Section 4.02. Possession and Responsibility . . . . . . . . . .        5
   Section 4.03. Warranty of Title . . . . . . . . . . . . . . . .        5

Article 5. Price; Payment. . . . . . . . . . . . . . . . . . . . .        6
   Section 5.01. Price . . . . . . . . . . . . . . . . . . . . . .        6
   Section 5.02. Royalty Payments; Taxes . . . . . . . . . . . . .        6
   Section 5.03. Payment . . . . . . . . . . . . . . . . . . . . .        6

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   Section 5.04. Inspection of Records; Adjustment of
     Errors. . . . . . . . . . . . . . . . . . . . . . . . . . . .        7

Article 6. Force Majeure . . . . . . . . . . . . . . . . . . . . .        8
   Section 6.01. Definition of Force Majeure . . . . . . . . . . .        8
   Section 6.02. Effect of Force Majeure . . . . . . . . . . . . .        8
   Section 6.03. Obligation To Remedy. . . . . . . . . . . . . . .        8

Article 7. Miscellaneous . . . . . . . . . . . . . . . . . . . . .        9
   Section 7.01. Governmental Regulation . . . . . . . . . . . . .        9
   Section 7.02. Confidentiality . . . . . . . . . . . . . . . . .        9
   Section 7.03. Indemnification . . . . . . . . . . . . . . . . .       10
   Section 7.04. Notices . . . . . . . . . . . . . . . . . . . . .       10
   Section 7.05. Waiver of Breach. . . . . . . . . . . . . . . . .       11
   Section 7.06. Time Is of the Essence. . . . . . . . . . . . . .       11
   Section 7.07. Severability. . . . . . . . . . . . . . . . . . .       11
   Section 7.08. Governing Law; Jurisdiction and Venue . . . . . .       11
   Section 7.09. Entire Agreement. . . . . . . . . . . . . . . . .       11
   Section 7.10. Amendments. . . . . . . . . . . . . . . . . . . .       12
   Section 7.11. Binding Effect; Assignment. . . . . . . . . . . .       12
   Section 7.12. Legal Benefits. . . . . . . . . . . . . . . . . .       12
   Section 7.13. Captions. . . . . . . . . . . . . . . . . . . . .       12
   Section 7.14. Counterparts. . . . . . . . . . . . . . . . . . .       12



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                    NATURAL GAS PURCHASE AGREEMENT


     This is a Natural Gas Purchase Agreement (the "Agreement"), made and entered into this 14 day of December, 1994, by and between Tatum Petroluem Corporation ("Seller"), and Energy Marketing Services, Inc., an Ohio corporation ("Buyer").

                               RECITALS:
                               ---------

     A. Seller is engaged in natural gas exploration and development and has developed a supply of natural gas from the "Subject Wells" (as hereinafter defined) that Seller wishes to sell.

     B. The parties desire to enter into this Agreement for the sale and purchase of the natural gas produced from the Subject Wells.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                   ARTICLE 1. DEFINITIONS; EXHIBITS

     SECTION 1.01. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

     (a) "AGREEMENT" shall mean this Natural Gas Purchase Agreement, as the same may from time to time be amended or supplemented.

     (b) "ANNIVERSARY DATE" shall mean the date identified as the Anniversary Date in EXHIBIT A.

     (c)  "BTU" shall mean one British Thermal Unit.

     (d) "COMMENCEMENT DATE" shall mean the date identified as the Commencement Date in EXHIBIT A.

     (e) "CONTRACT PRICE" shall mean the price per Dekatherm or Mcf, as the case may be, that Buyer shall pay Seller for each Dekatherm or Mcf, as the case may be, delivered to Buyer pursuant to this Agreement, as designated in EXHIBIT A.

     (f) "DAY" shall mean a period of twenty-four (24) consecutive hours commencing at 8:00 a.m., Eastern Time, on a

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          calendar day and ending at 8:00 a.m., Eastern Time on the
          following calendar day.

     (g)  "DEKATHERM (DTH)" shall mean one (1) MMBtu.

     (h) "DELIVERY POINTS" shall mean the various locations, as identified from time to time in EXHIBIT A, at which Seller shall deliver Gas into the mainline facilities of Transporter for redelivery to Buyer's account.

     (i) "FERC" shall mean the Federal Energy Regulatory Commission or any successor agency.

     (j) "GAS" shall mean natural gas as produced from gas wells and gas produced in association with oil, excluding any products or byproducts extracted from gas through processing operations.

     (k) "INITIAL TERM" shall mean the period of time identified as the Initial Term in EXHIBIT A.

     (l) "MCF" shall mean one thousand (1,000) cubic feet measured at a pressure of fourteen and seventy-three hundredths (14.73) pounds per square inch and at a temperature of sixty degrees (60) Fahrenheit.

     (m)  "MMBTU" shall mean one million (1,000,000) Btus.

     (n) "MONTH" shall mean the period beginning at 8:00 a.m., Eastern Time, on the first Day of a calendar month and ending at 8:00 a.m., Eastern Time, on the first Day of the next succeeding calendar month.

     (o)  "RENEWAL TERM" shall have the meaning given to such term in
          Section 2.01.

     (p) "SUBJECT WELLS" shall mean the wells identified as the Subject Wells in EXHIBIT A.

     (q) "TAXES" shall mean all ad valorem, property, occupation, severance, production, gathering, pipeline, utility, gross production, gross receipts, sales, use, consumption, excise, and other taxes, governmental charges, licenses, permits, and assessments, other than taxes based on excess profits, net income, or net worth.

     (r) "TRANSPORTER" shall mean any third-party transporter identified as Transporter in EXHIBIT A, with which Buyer has entered, or will enter, into agreements for the

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          transportation and delivery of Seller's natural gas to the facilities of Buyer's customers.

     (s) "TRANSPORTER'S REQUIREMENTS" shall have the meaning given to such term in Section 3.02.

     SECTION 1.02. EXHIBITS. The following Exhibits are attached to and made a part of this Agreement:

     EXHIBIT A TERM SHEET
     EXHIBIT B NOTICES TO SELLER

EXHIBIT A may be amended from time to time by mutual agreement, evidenced by both parties signing appropriate Exhibit addendums. These mutually agreed upon changes shall be effective as of the date signed. All other provisions, terms, and conditions in this Agreement shall continue to remain in full force and effect.

                             ARTICLE 2. TERM

     SECTION 2.01. TERM. This Agreement shall become effective on the date of its execution by Buyer and Seller, and delivery of Gas shall begin on the Commencement Date. Unless sooner terminated pursuant to the other provisions of this Agreement, the Initial Term of this Agreement shall be as set forth in EXHIBIT A; and such Initial Term shall automatically be extended for successive additional terms of one (1) year each (a "RENEWAL TERM") at a new Contract Price determined in accordance with Section 5.01(b).

     SECTION 2.02. TERMINATION.

     (a) Either party may terminate this Agreement, without cause, effective as of the Anniversary Date immediately following the expiration of the Initial Term or any subsequent Renewal Term, by written notice of termination to the other party no less than sixty (60) Days prior to the Anniversary Date upon which termination is to be effective.

     (b) If any order, opinion, enactment, or regulation of the FERC, any other governmental body (federal or state) having direct jurisdiction, or any court proscribes or imposes terms, conditions, regulations, or other restraints that directly affect the sale, release, purchase, or transportation of Gas hereunder by or to the parties hereto as originally contemplated on the date of execution of this Agreement, and, in the sole judgment of either party, such action would render such party's continued performance hereunder imprudent, utilizing sound business judgment, the party so affected may terminate this Agreement upon thirty (30) Days written notice to the other party.

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     (c)  No termination of this Agreement by reason of default or breach of covenant by Seller or Buyer, or by virtue of the expiration of the term hereof, or by virtue of the exercise of any right of termination contained herein shall relieve Buyer of its obligation to make payments to Seller for any amounts due Seller for Gas delivered prior to the time of such termination or relieve Seller of any of its obligations provided for herein to indemnify Buyer.

                  ARTICLE 3. SALE AND PURCHASE OF GAS

     SECTION 3.01. AGREEMENT TO SELL AND TO PURCHASE. Subject to the conditions hereinafter set forth, Seller hereby agrees to sell and to deliver to Buyer, and Buyer agrees use its best efforts and all due diligence to purchase and to take from Seller, at the Delivery Points, all of the Gas that may be produced by or for Seller from the Subject Wells.

     SECTION 3.02. INCORPORATION OF TRANSPORTER'S REQUIREMENTS. Transporter's tariff and its rules, guidelines, and policies ("TRANSPORTER'S REQUIREMENTS"), as the same may be modified or amended from time to time, shall define and set forth, among other things, the nominating and operating procedures, units of measurement, measurement specifications, quality, heating value, testing specifications, and delivery terms and specifications of the Gas to be delivered to Buyer pursuant hereto. Transporter's tariff, all such definitions, specifications, procedures, and terms, and all other terms and provisions of Transporter relating to the delivery of Gas, are hereby expressly incorporated herein by reference and shall be applicable to and binding upon Seller and all Gas sold by Seller to Buyer.

     SECTION 3.03. QUALITY.

     (a) All Gas delivered by Seller to Buyer's account shall be of merchantable quality and shall meet or exceed the quality standards set forth in Transporter's Requirements.

     (b) Seller will indemnify, defend, and save Buyer harmless from any and all suits, actions, debts, accounts, damages, costs, losses, and expenses, including, but not limited to, attorneys' fees, arising from or as a result of Seller's Gas failing to meet such quality specifications. Buyer shall have the right to bill Seller for any such damages, costs, losses, or expenses incurred by Buyer; and, should Seller fail to pay such bill, Buyer may deduct the amount of such bill from payment otherwise due Seller for Gas delivered hereunder.

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     SECTION 3.04. MEASUREMENT.

     (a) For the purpose of this Agreement all Gas shall be measured in accordance with Transporter's Requirements at the time of delivery by Seller to Transporter for transportation to Buyer.

     (b) All Gas delivered hereunder shall be measured at the measuring station(s) on Transporter's system at the Delivery Points. Pursuant to any rights Buyer may have under any agreements with Transporter, Buyer shall, at Seller's request, ask for measurement verification in the event of any dispute regarding measurement; and Seller shall reimburse Buyer for costs associated with same, or Buyer may offset these costs against proceeds due Seller.

                       ARTICLE 4. DELIVERY; TITLE

     SECTION 4.01. PRESSURE. Seller shall deliver the Gas at the Delivery Points at a pressure sufficient to allow the Gas to enter Transporter's facilities at such Delivery Points.

     SECTION 4.02. POSSESSION AND RESPONSIBILITY. Title to all Gas delivered hereunder shall pass from Seller at the Delivery Points. As between Buyer and Seller, Seller shall be deemed to be in control and possession of the Gas hereunder until it shall have been delivered to Buyer at the Delivery Points, after which Buyer shall be deemed to be in control and possession of the Gas. Buyer shall have no responsibility with respect to any Gas hereunder at any time because of anything that may be done, happen, or arise with respect to said Gas before the Gas reaches the Delivery Points. In like manner, Seller shall have no responsibility with respect to any Gas hereunder at any time because of anything that may be done, happen, or arise with respect to said Gas after it is delivered to Buyer at the Delivery Points, except as provided for in Section 4.03. Each party agrees to indemnify and hold the other harmless against any and all claims for loss, damages, or injury caused or occurring during any period in which it is deemed to be in possession and control of the Gas. It is the understanding and intent of the parties hereto that Seller will assume the full cost and expense, as well as full and complete liability and responsibility, for collecting and transporting the Gas to the Delivery Points.

     SECTION 4.03. WARRANTY OF TITLE. Seller warrants that it will, at the time of delivery to Buyer at the Delivery Points, have good title to, or due authorization to sell on behalf of others, all Gas to be delivered hereunder and the right to sell said Gas, free and clear of all liens, encumbrances, and adverse claims whatsoever that would interfere with Buyer's use of same. Seller

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will indemnify, defend, and save Buyer harmless from all suits, actions, debts, accounts, damages, costs, losses, and expenses (including attorneys' fees) arising from or out of adverse claims by any and all persons to Gas delivered hereunder or to royalties or to any charges against said Gas. If any adverse claims concerning title to the Gas delivered hereunder are asserted against Buyer, Buyer shall have the right to withhold payment for said Gas in accordance with instructions from a judicial court until the dispute has been resolved or until Seller has furnished bond (in an amount and with sureties satisfactory to Buyer) conditioned for the protection of Buyer with respect to any such claim.

                        ARTICLE 5. PRICE; PAYMENT

     SECTION 5.01. PRICE.

     (a) The Contract Price per Dekatherm or Mcf, as the case may be, for Gas delivered at the Delivery Points will be as set forth in EXHIBIT A. Except as otherwise expressly set forth in this Agreement, such Contract Price shall be deemed to include all allowances and adjustments, including, but not limited to, gas heating value, Taxes, and gathering, transportation, and compression expenses prior to the Delivery Points.

     (b) The Contract Price set forth in EXHIBIT A shall remain in effect for a period of one (1) year. No less than seventy (70) Days prior to the expiration of the Initial Term or any subsequent Renewal Term, Buyer shall give Seller written notice setting forth Buyer's new Contract Price ("BUYER'S NOTICE"), to be effective as of the next succeeding Anniversary Date, for the next succeeding Renewal Term.

     SECTION 5.02. ROYALTY PAYMENTS; TAXES. Seller shall pay or cause to be paid any royalty payments and all Taxes due or levied on the Gas delivered hereunder prior to its delivery to Buyer at the Delivery Points and shall indemnify Buyer and hold Buyer harmless from any liability or obligation for the payment of same. It is contemplated that the Contract Price will reimburse Seller for any such Taxes as may be levied, and Seller may not charge Buyer additional amounts for any such taxes, new Taxes, or any increase in Tax amounts.

     SECTION 5.03. PAYMENT.

     (a) The volumes of Gas delivered pursuant to this Agreement shall be determined by the measurement procedures of Buyer's agreements with its third party purchasers. Buyer shall render to Seller, on a Monthly basis, an estimated volume statement. The

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

methodology used to determine THE ESTIMATED VOLUME WILL BE 80 PERCENT TIMES
(X) THE PREVIOUS MONTH ACTUAL VOLUME AS SHOWN ON THE TRANSPORTER'S PRODUCTION STATEMENTS. Buyer shall remit to Seller the amounts due for the volumes of Gas delivered pursuant to this Agreement on the 25th day of the month. Correction of the volume estimated and paid for will be adjusted for the actual volume upon receipt of the Transporter's Production statement.
A copy will be provided by Buyer to Seller with the adjusted for actual volume payment on the 25th day of the month.

     (b)Although the terms of this Agreement extend to and are binding on all parties to it, and on their respective heirs, successors, personal representatives, and assigns, Buyer will in no event issue, or be required to issue, more than one (1) Monthly check in payment of the emoluments hereunder. If, at any time, more than one (1) person or entity becomes entitled to payment hereunder for the emoluments hereunder, Buyer may withhold such payment, without interest, unless and until Buyer is furnished by Seller with the necessary documentation (properly executed and acknowledged by all parties) designating an agent to receive payments hereunder, to allocate, to prorate, and to distribute such payments among the various parties Seller, and to do and to receive all things provided for concerning Seller in this Agreement. Buyer may act, and shall be fully protected in acting, in reliance upon any and all acts and things done or performed by such agent on behalf of the parties Seller, as fully and effectively as though each Seller had done, performed, made, or executed the same. Such agent shall indemnify Buyer and hold Buyer harmless from any liability or obligation and/or any claim of any party (including royalty owners, whom agent shall have the obligation to pay or to cause to be paid) with respect to any payments made by Buyer to such agent hereunder.

     SECTION 5.04. INSPECTION OF RECORDS; ADJUSTMENT OF ERRORS. Each party shall have the right at all reasonable times during business hours and upon reasonable notice to examine the books, billing statements, records, charts, meters, measuring equipment, and other pertinent matter or data of the other party to the extent necessary to verify the accuracy of any statement, charge, computation, or demand made under or pursuant to any of the provisions of this Agreement. If any such examination shall reveal, or if either party shall otherwise discover, any error or inaccuracy in its own or the other party's statements, payments, calculations, or determinations, then, within thirty (30) Days after the final determination thereof, Seller shall refund the amount of any overpayment or Buyer shall pay the amount of any underpayment; PROVIDED, HOWEVER, that no adjustment of any statement, billing, or payment shall be made after the lapse of twenty-four (24) Months from the date of such statement, billing, or payment.

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

                       ARTICLE 6. FORCE MAJEURE

     SECTION 6.01. DEFINITION OF FORCE MAJEURE. The term "FORCE MAJEURE," as used in this Agreement, shall mean acts of God; fires, storms, floods, washouts, landslides, lightning, earthquakes, epidemics, and casualties; acts of law, acts of federal, state, or local governments and/or their duly constituted agencies, and the orders of any court or governmental authority that render performance of obligations under this Agreement impossible; acts of the public enemy, sabotage, wars, blockades, insurrections, civil disturbances, rebellion, riots, vandalism, interruption of civil or public service, arrests, and restraints; strikes, lockouts, and other industrial disturbances; the inability to acquire, or delays in acquiring, at reasonable cost and after the exercise of reasonable diligence, materials, supplies, contractors, labor, transportation, and such servitudes, rights of way, permits, licenses, approvals, and authorizations by regulatory bodies as may be necessary in order that obligations assumed hereunder may be lawfully performed in the manner herein contemplated; explosions, well blowouts, craterings, the freezing of wells or lines of pipe, hydrate obstructions of lines of pipe, breakage of or accident to machinery, equipment, or lines of pipe, and the making of repairs, alterations, or tests on machinery, equipment, or lines of pipe; any interruption of delivery by a transporter of Gas for Seller or Buyer, the failure of any pipeline to accept all or any portion of the Gas for delivery, and any act or omission on the part of any purchaser of Gas from Buyer by reason of FORCE MAJEURE affecting such purchaser; and any other causes, whether of the kind herein enumerated or otherwise, that are not reasonably within the control of the party claiming suspension and that, by the exercise of due diligence, such party is unable to prevent or to overcome.

     SECTION 6.02. EFFECT OF FORCE MAJEURE. If either party is rendered unable, wholly or in part, by FORCE MAJEURE to perform or to comply with any obligation or condition of this Agreement, all obligations of both parties shall be suspended during the continuance of the inability so caused, and the parties shall be relieved of liability and shall suffer no prejudice for failure to perform the same during such period; PROVIDED, HOWEVER, that Buyer's obligation to make payments for Gas accepted shall not be suspended, and FURTHER PROVIDED that the dedication of Seller's leaseholds and/or wells shall not be waived or suspended.

     SECTION 6.03. OBLIGATION TO REMEDY. Each party agrees to exercise all reasonable efforts to remedy any situation that might interfere with the performance of its obligations hereunder; PROVIDED, HOWEVER, that the settlement of strikes, lockouts, or other industrial disturbances shall be entirely within the discretion of the party having the difficulty and that the term

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

"all reasonable efforts" shall not require the settlement of strikes, lockouts, or other industrial disturbances by acceding to the demands of an opposing party when such course of action is inadvisable in the discretion or judgement of the party having the difficulty. Whenever possible, advance notice of a FORCE MAJEURE occurrence shall be given to the other party, and in all cases notice and reasonably full particulars of the occurrence shall be provided to the other party as soon as reasonably possible after the occurrence of the cause relied on. As soon as possible after the FORCE MAJEURE event shall have been remedied, the party claiming suspension shall likewise give notice to the effect that the same has been remedied and that such party has resumed, or is then in a position to resume, the performance of its obligations.

                       ARTICLE 7. MISCELLANEOUS

     SECTION 7.01. GOVERNMENTAL REGULATION. This Agreement is subject to all applicable federal, state, and local laws and ordinances, and to the orders, rules, and regulations of any federal, state, or local regulatory or administrative body or authority having jurisdiction in the premises. Neither party shall be held in default for failure to perform hereunder if such failure is due to compliance with such laws, ordinances, orders, rules, or regulations. Should either Buyer or Seller, by law or regulation, be ordered or required to do any act inconsistent with the provisions of this Agreement, this Agreement shall be deemed modified to conform with such law or regulation. Nothing in this Agreement shall prevent either party from contesting the validity of any such law, order, rule, or regulation, nor shall anything in this Agreement be construed to require either party to waive its right to assert the lack of jurisdiction of such regulatory body, governmental entity, or agency over this Agreement or any party hereto; but Buyer and Seller agree that neither of them will initiate, advocate, or voluntarily support any action before any regulatory agency or authority that would or might alter or adversely affect the terms hereof.

     SECTION 7.02. CONFIDENTIALITY. Buyer and Seller mutually agree that they shall maintain this Agreement and its terms and conditions in strict confidence and that they will not, without the prior written consent of the other (which consent shall not be unreasonably withheld), cause or permit disclosure of the contents hereof to any third party. The foregoing notwithstanding, either party may make such disclosure without the prior written consent of the other, if such disclosure is required by valid law, regulation, or legal order; PROVIDED, HOWEVER, that the party required to make such disclosure shall (a) provide the other party with prompt notice of such requirement to enable that party to seek an

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

appropriate protective order and (b) take all reasonable steps to protect the confidentiality of this Agreement.

     SECTION 7.03. INDEMNIFICATION. Seller shall save harmless and indemnify Buyer from any and all loss, injury, death, or damage (regardless of whether such loss, injury, death, or damage occurs to an employee or employees or property of Buyer or to any one or more of the persons or employees or property of any other related or unrelated individual or entity), or claim of loss, injury, death, or damage, together with all costs, including attorneys' fees, incident to any such claim, caused or occasioned by the negligence or willful misconduct of Seller or its employees, agents, subcontractors, suppliers, or affiliates. Seller shall also save harmless and indemnify Buyer from any loss, injury, or death to Seller's own employees or the employees of its agents, subcontractors, suppliers, or affiliates, wherever occurring.

     SECTION 7.04. NOTICES.

     (a) Except as otherwise provided herein, any notice, request, demand, statement, or bill provided for in this Agreement, or any notice that either party may desire to give to the other, shall be in writing and shall be deemed to have been duly given as follows:

     (1) upon receipt, when delivered personally to a party at its address as hereinafter set forth;

     (2) one business Day after being delivered to a reputable overnight courier service, prepaid, marked for next Day delivery to a party at its address as hereinafter set forth; or

     (3) upon receipt, via telefacsimile and confirmed receipt by telephone; or

     (4) on the third business Day after being mailed by United States mail first class, registered or certified, return receipt requested, postage prepaid, addressed to a party at its address as hereinafter set forth.

     (b) All notices, requests, demands, statements, or bills to be given to Buyer pursuant to this Agreement shall be sent to Buyer at the following address:

     Energy Marketing Services, Inc.
     355 East Campus View Boulevard, Suite 150
     Columbus, OH 43235
     Attention: Janet M. Jones, Chief Executive Officer

     (c) All notices, requests, demands, statements, or bills to be given to Seller pursuant to this Agreement shall be sent to Seller at the address set forth in EXHIBIT B.

     (d) Either party may at any time change its address for such notices, requests, demands, statements, or bills by giving the other party written notice thereof in accordance Section 7.04(a).

     SECTION 7.05. WAIVER OF BREACH. No waiver by either party will be effective unless it is in writing and then only to the extent specifically stated. No failure on the part of either party to exercise, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy by any party preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. Failure of either party to demand strict performance of the provisions of this Agreement by the other party, or any forbearance by either party in exercising any right or remedy hereunder or otherwise afforded by law, shall not constitute a waiver by such party of any provision of this Agreement. Any condition, term, or covenant in this Agreement that is not complied with will be considered a breach.

     SECTION 7.06. TIME IS OF THE ESSENCE. Time is of the essence in the compliance with the terms and conditions of this Agreement.

     SECTION 7.07. SEVERABILITY. Whenever possible each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     SECTION 7.08. GOVERNING LAW; JURISDICTION AND VENUE. This Agreement shall be deemed to be made under and shall be governed by the laws of the State of Ohio in all respects, including matters of construction, validity, and performance, notwithstanding the place where this Agreement may be executed or performed by either party hereto. The parties agree that jurisdiction and venue shall be proper only in the Franklin County, Ohio, Court of Common Pleas, and the United States District Court for the Southern District of Ohio.

     SECTION 7.09. ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto, which are by this reference incorporated herein and made a part hereof) sets forth all understandings between the parties respecting the subject matter of this transaction, and all prior agreements, understandings, and representations, whether oral or written, representing this subject matter are merged into and superseded by this written Agreement No course of prior dealings between the parties and no usage trade shall be relevant or admissible to supplement, to explain, to vary any of the terms of this Agreement.

     SECTION 7.10. AMENDMENTS. No modification or amendment of this Agreement shall be binding on either party unless in writing and signed by both parties. EXHIBIT A may be modified in accordance with Section 1.02.

     SECTION 7.11. BINDING EFFECT; ASSIGNMENT. This Agreement, and the terms, covenants, and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns; PROVIDED, HOWEVER, that neither party may assign this Agreement, in whole or in part, without the prior written consent of the other, which consent shall not unreasonably be withheld. No such consent shall be required, however, in those cases in which a party wishes to pledge or to mortgage its interests or rights hereunder as security for its indebtedness, or to dispose of its interests by merger, reorganization, consolidation, or sale of all or substantially all of its assets to a subsidiary or parent company, or to a subsidiary of a parent company, or to any company in which any one party owns a majority of the stock.

     SECTION 7.12. LEGAL BENEFITS. It is understood and agreed that Seller is not a party to or a third-party beneficiary of Buyer's agreements with its ultimate purchasers. Since Buyer has many suppliers of Gas to its ultimate purchasers, it would be impossible to determine the extent of the contribution by any one seller toward Buyer's agreements with its ultimate purchasers. Therefore, in the event of a dispute between Buyer and any ultimate purchaser, Seller may look only to Buyer for payment for Gas sold to Buyer and is not entitled to any damages, if any, that Buyer may recover from any ultimate purchasers.

     SECTION 7.13. CAPTIONS. The captions or headings at the beginning of each article and section of this Agreement are merely guides or labels for the convenience of the parties to assist in identifying those articles and sections, are not intended to be a part of the context of this Agreement, and shall not be deemed to modify, to explain, to enlarge, or to restrict any of the provisions hereof.

     SECTION 7.14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Natural Gas Purchase Agreement effective as of the date first set forth above.

WITNESSES:                         BUYER:

                                   ENERGY MARKETING SERVICES, INC.


AMY RAWLINS                        By: /s/ JANET M. JONES
--------------------------            ----------------------------
/s/ SUSAN STAHL                       Chief Executive Officer
--------------------------            ----------------------------


                                   SELLER:

                                   TATUM PETROLEUM CORPORATION

                                   By: /s/ ZACHARY T. TATUM
--------------------------            ----------------------------
                                      its President
--------------------------            ----------------------------

                               EXHIBIT A

                              TERM SHEET
                              ----------


ANNIVERSARY DATE:             February 1

COMMENCEMENT DATE:            February 1, 1995

INITIAL TERM:                 a period of one (1) year commencing on the
                              Commencement Date and ending on January 31,
                              1996

SUBJECT WELLS:                See EXHIBIT A-1

CONTRACT PRICE:               Buyer shall pay Seller a monthly price based
                              on 100% the index price reported for spot market gas supplies for the delivery month, per dekatherm, less the applicable Columbia
                              Gas Transmission gathering charge in effect for the period February 1, 1995 through January 31, 1996. The index to be utilized will be the INSIDE F.E.R.C.'S GAS MARKET
                              REPORT publication. The monthly price will be comprised of the first of the delivery month posted index price for Appalachia
                              (West Virginia, Ohio, Kentucky) supplies.

TRANSPORTER:                  Columbia Gas Transmission Corporation

DELIVERY POINTS:              Columbia Gas Transmission Mainline

     This Exhibit is attached to and a part of that certain Natural Gas Purchase Agreement, dated as of 12/14, 1994, between Energy Marketing Services, Inc., and Tatum Petroleum Corporation (the "AGREEMENT"). This
Exhibit is effective as of Feb. 1,1995. Except as herein modified, all specifications, terms, and conditions concurrently applicable to the Agreement shall remain in full force and effect.

BUYER:                             SELLER:

ENERGY MARKETING SERVICES, INC.    TATUM PETROLEUM CORPORATION

By: /s/ JANET M. JONES             By: /s/ ZACHARY T. TATUM
--------------------------         ----------------------------
Chief Executive Officer            President

Date: 12/14/94                     Date: 12/13/94